Exhibit 99.1

ViewRay Reports First Quarter 2017 Financial Results

Reiterates 2017 Financial Guidance

CLEVELAND, OH May 15, 2017 — ViewRay, Inc. (Nasdaq: VRAY) today announced financial results for the first quarter ended March 31, 2017.

First Quarter 2017 Highlights:

•	Received new orders for MRIdian Linac Systems, totaling $12.3 million, compared to orders totaling $11.2 million in Q1 2016
•	Received orders totaling $5.8 million to upgrade installed MRIdian Cobalt Systems to Linac Systems
•	Total backlog grew to $144.9 million, as of March 31, 2017, up from $89.6 million as of March 31, 2016

Recent Highlights:

•	Announced $15.0 million capacity expansion of Term Loan Agreement
•	Raised $7.4 million from the sale of 1.1 million shares of common stock through “at the market offerings” in April and May 2017
•

Announced that compelling early pancreatic cancer data with ViewRay’s MRIdian System were presented at ESTRO 36; presentations also highlighted speed and benefit of On-Table Adaptive Therapy in routine clinical use. http://www.viewray.com/estro_2017.htm

“The first quarter was a transformational quarter for the company. We received FDA clearance for the MRIdian Linac in February and ended the quarter with $49.3 million in cash and cash equivalents. We are also encouraged by the impressive clinical results reported by MRIdian users at our biggest European trade show, ESTRO, in a variety of cancers, including pancreas, gastrointestinal and prostate,” said Chris A. Raanes, president and chief executive officer of ViewRay.

Mr. Raanes added, "We continue to build commercial momentum with MRIdian Linac in the U.S. and international markets. The two new orders for MRIdian Linac and three orders for upgrades to existing Cobalt systems are the beginning of our expected order ramp following our FDA clearance.”

Financial Results

Total revenue for the first quarter ended March 31, 2017 was $1.2 million, compared to $5.5 million for the same period last year.  Revenue for the first quarter ended March 31, 2016 included one MRIdian system installed and recognized as product revenue.

Cost of product revenue was $0.3 million for the first quarter ended March 31, 2017, compared to $5.9 million for the same period last year. Total gross profit (loss) for the first quarter ended March 31, 2017 was $0.2 million, compared to $(1.1) million for the same period last year.

Total operating expenses for the first quarter ended March 31, 2017 were $11.1 million, compared to $11.0 million for the same period last year.

Net loss for the first quarter ended March 31, 2017 was $(28.0) million, or $(0.54) per share, compared to $(13.4) million, or $(0.35) per share, for the same period last year.  The net loss in the first quarter ended March 31, 2017 included $15.3 million of other expense from changes in the fair value of warrant liability.

ViewRay had total cash and cash equivalents of $49.3 million at March 31, 2017. During the first quarter ended March 31, 2017, the Company raised $26.1 million in a private placement and $21.5 million in aggregate net proceeds from the sale of common stock through “at the market offerings”. In April and May 2017, the Company raised $7.4 million in aggregate net proceeds from the sale of common stock through “at the market offerings”.

Financial Guidance

The Company is reiterating its financial guidance for the full year 2017. The Company anticipates 2017 total revenue to be in the range of $45 million to $50 million, primarily from 7 to 8 MRIdian Linac Systems. The Company anticipates that it will recognize revenue for these systems in the second half of 2017.

Conference Call and Webcast

ViewRay will hold a conference call on Monday, May 15, 2017 at 4:30 p.m. ET / 1:30 p.m. PT. The dial-in numbers are (844) 277-1426 for domestic callers and (336) 525-7129 for international callers. The conference ID number is 68851407. A live webcast of the conference call will be available on the investor relations page of ViewRay’s corporate website at www.viewray.com.

After the live webcast, a replay of the webcast will remain available online on the investor relations page of ViewRay’s corporate website, www.viewray.com, for 90 days following the call. In addition, a telephonic replay of the call will be available until May 22, 2017. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. Please use the conference ID number 68851407.

About ViewRay

ViewRay®, Inc. (Nasdaq: VRAY) designs, manufactures and markets the MRIdian® radiation therapy system. MRIdian integrates MRI technology, radiation delivery and proprietary software to locate, target and track the position and shape of soft-tissue tumors during radiation. ViewRay believes this combination of enhanced visualization and accuracy will significantly improve outcomes for patients.

ViewRay and MRIdian are registered trademarks of ViewRay, Inc.

Forward Looking Statements:

This press release contains forward-looking statements. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, the rate of new orders, upgrades and installations, ViewRay’s financial guidance for the full year 2017 and ViewRay’s conference call to discuss its first quarter 2017 financial results. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to raise the additional funding needed to continue to pursue ViewRay’s business and product development plans, the inherent uncertainties associated with developing new products or technologies, the ability to commercialize MRIdian Linac System, competition in the industry in which ViewRay operates and overall market conditions. These forward-looking statements are made as of the date of this press release, and ViewRay assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents ViewRay files with the SEC available at www.sec.gov.

Contact:

Investor Relations:	Media Enquiries:
Ajay Bansal	Michael Saracen

Chief Financial Officer	Senior Director, Marketing
1-844-MRIdian (674-3426)	Phone: +1 408-242-2994
Email: media@viewray.com

VIEWRAY, INC.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2017	2016
Gross Orders	$12,310	$11,180
Backlog	$144,869	$89,640

Revenue:
Product	$—	$5,240
Service	1,108	216
Distribution Rights	119	—
Total revenue	1,227	5,456
Cost of revenue:
Product	266	5,927
Service	776	601
Total cost of revenue	1,042	6,528
Gross margin	185	(1,072)
Operating expenses:
Research and development	2,914	3,399
Selling and marketing	1,072	1,279
General and administrative	7,151	6,320
Total operating expenses	11,137	10,998
Loss from operations	(10,952)	(12,070)
Interest income	1	1
Interest expense	(1,737)	(1,082)
Other income (expense), net	(15,273)	(217)
Loss before provision for income taxes	$(27,961)	$(13,368)
Provision for income taxes	—	—
Net loss	$(27,961)	$(13,368)
Net loss per share, basic and diluted	$(0.54)	$(0.35)
Weighted-average common shares used to compute net loss per share attributable to common stockholders, basic and diluted	51,821,422	38,211,439

VIEWRAY, INC.

Condensed Consolidated Balance Sheets

(In thousands)

	March 31, 2017	December 31, 2016(1)
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$49,301	$14,198
Accounts receivable	3,272	4,200
Inventory	10,216	8,082
Deposits on purchased inventory	4,473	2,522
Deferred cost of revenue	6,250	3,909
Prepaid expenses and other current assets	4,698	3,023
Total current assets	78,210	35,934
Property and equipment, net	11,353	11,560
Restricted cash	1,143	1,143
Intangible assets, net	92	97
Other assets	30	30
TOTAL ASSETS	$90,828	$48,764
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$5,561	$4,980
Accrued liabilities	6,322	6,334
Customer deposits	21,400	19,400
Deferred revenue, current portion	10,291	6,515
Total current liabilities	43,574	37,229
Deferred revenue, net of current portion	3,623	3,918
Long-term debt	44,368	44,290
Warrant liabilities	21,327	2,723
Other long-term liabilities	4,973	4,257
TOTAL LIABILITIES	117,865	92,417
Commitments and contingencies
Stockholders’ deficit:
Preferred stock, par value $0.01 per share; 10,000,000 shares authorized at March 31, 2017 (unaudited) and December 31, 2016; no shares issued and outstanding at March 31, 2017 (unaudited) and December 31, 2016	—	—
Common stock, par value of $0.01 per share; 300,000,000 shares authorized at March 31, 2017 (unaudited) and December 31, 2017; 56,086,583 and 43,581,184 shares issued and outstanding at March 31, 2017 (unaudited) and December 31, 2016	551	426
Additional paid-in capital	248,050	203,598
Accumulated deficit	(275,638)	(247,677)
TOTAL STOCKHOLDERS’ DEFICIT	(27,037)	(43,653)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$90,828	$48,764

(1) The condensed consolidated balance sheet as of December 31, 2016 was derived from audited financial statements as of that date.